Exhibit 4.3

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. 1	CUSIP No.: 88947E AN0

4.375% Senior Notes due 2023

TOLL BROTHERS FINANCE CORP.

a Delaware corporation

promises to pay to CEDE & CO.

or registered assigns the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on April 15, 2023

4.375% Senior Notes due 2023

Interest Payment Dates: April 15	and October 15

Record Dates: April 1	and October 1

Authenticated:	Dated: April 10, 2013

TOLL BROTHERS FINANCE CORP.

[Seal]

By
Name:	Douglas C. Yearley, Jr.
Title:	Chief Executive Officer

By
Name:	Martin P. Connor
Title:	Senior Vice President and Chief
Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:

Authorized Signatory

Dated: April 10, 2013

TOLL BROTHERS FINANCE CORP.

4.375% SENIOR NOTES DUE 2023

1.	Interest.

TOLL BROTHERS FINANCE CORP. (the “Issuer”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on April 15 and October 15 of each year, commencing on October 15, 2013, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from April 10, 2013, provided that, if there is no existing Default in the payment of interest and if this Security is authenticated between a Record Date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

The Issuer will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special Record Date as may be fixed by the Issuer) to the Persons who are registered Holders of Securities at the close of business on the April 1 and October 1 (capitalized terms not defined herein have the meanings given to those terms in the Indenture). Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice. Toll Brothers, Inc. (the “Company”) or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.	Indenture.

The Issuer issued the Securities under an Indenture dated as of February 7, 2012 (“Indenture”), among the Issuer, the Company, the other Guarantors and the Trustee. The terms of the Securities and the Guarantee include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the Series of which this Security is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date of the Indenture. The Securities and the Guarantee are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolutions or supplemental indenture. Requests may be made to: Toll Brothers Finance Corp., c/o Toll Brothers, Inc., 250 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Chief Financial Officer.

5.	Optional Redemption.

Prior to January 15, 2023, the Issuer may, at its option, redeem the Securities, in whole at any time or in part from time to time, on at least 30 but not more than 60 days’ prior notice at a redemption price equal to the greater of

•	100% of the principal amount of the Securities to be redeemed; and

•

the sum of the present values of the Remaining Scheduled Payments on the Securities being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%).

On and after January 15, 2023, the Securities are redeemable at the option of the Issuer, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Securities (or such portions thereof) called for redemption and such Securities (or such portions thereof) will cease to be outstanding.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed, if the Securities are listed on a national securities exchange, in accordance with the rules of such exchange, or if the Securities are not so listed, on either a pro rata basis or by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. Securities in denominations of $2,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $2,000 or any integral multiple of $1,000 thereof) of the principal of Securities that have denominations larger than $2,000. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at the registered address of such Holder. On and after the redemption dates interest ceases to accrue on the Securities or portions thereof called for redemption, provided that if the Issuer shall default in the payment of such Securities at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Securities.

6.	Denominations, Transfer, Exchange.

The Securities are in registered form only without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

7.	Persons Deemed Owners.

The registered Holder of this Security shall be treated as the owner of it for all purposes.

8.	Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment unless an abandoned property law designates another Person.

9.	Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture, the Guarantee or the Securities may be amended or supplemented by the Issuer with the consent of the Holders of at least a majority in principal amount of the outstanding Securities and any past default or compliance with any provision relating to the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the Issuer may amend or supplement the Indenture, the Guarantee or the Securities to cure any ambiguity, omission, defect or inconsistency, (provided such action does not adversely affect the rights of the Holders), to evidence the succession of another Person to the Issuer or any Guarantor, to add covenants of the Issuer or of the Guarantors under Article Four of the Indenture for the benefit of the Holders or to surrender rights or powers conferred upon the Issuer or the Guarantors by the Indenture, to add Events of Default for the benefit of the Holders, to change or eliminate any provisions of the Indenture, (provided such change or elimination shall become effective only when none of the Securities are outstanding), to add Guarantors, to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee, to close the Indenture as to authentication and delivery of additional Securities, to supplement Indenture provisions to permit or facilitate defeasance and discharge of the Securities, (provided such action does not adversely affect the rights of the Holders), to provide that specific Indenture provisions shall not apply to an unissued Series of Securities, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a Series and establish its terms, to remove a Guarantor, other than the Company, which, in accordance with the terms of the Indenture, ceases to be liable in respect of the Guarantee, or to make any other change, (provided such action does not adversely affect the rights of any Holder).

10.	Trustee Dealings With Company.

The Bank of New York Mellon, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

11.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

12.	Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

13.	Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

14.	Governing Law.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

15.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below: I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

GUARANTEE

The Guarantors listed on Schedule I, attached hereto (the “Guarantors”), have unconditionally guaranteed, jointly and severally on a senior basis (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. No past, present or future stockholder, partner, member, officer, director, manager, general partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such Person’s status as stockholder, partner, member, officer, director, manager, general partner, employee or incorporator. Each holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee. Each Holder of a Security by accepting a Security agrees that any Guarantor other than Toll Brothers, Inc. (the “Company”) shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

TOLL BROTHERS, INC.

By:
Name:	Martin P. Connor
Title:	Senior Vice President and Chief Financial Officer

THE GUARANTORS LISTED ON SCHEDULE I, ATTACHED HERETO

By:
Name:	Martin P. Connor
Title:	Authorized Signatory

SCHEDULE I

THE GUARANTORS

Toll Brothers, Inc. (DE)	Toll Land Corp. No. 10 (DE)	Toll VA GP Corp. (DE)
110-112 Third Ave. Realty Corp. (NY)	Toll Land Corp. No. 20 (DE)	Toll VA Member Two, Inc. (DE)
Amwell Chase, Inc. (DE)	Toll Land Corp. No. 43 (DE)	Toll WA GP Corp. (WA)
ESE Consultants, Inc. (DE)	Toll Land Corp. No. 50 (DE)	Toll WestCoast Note Company, Inc. (DE)
Fairway Valley, Inc. (DE)	Toll Land Corp. No. 6 (PA)	Toll WV GP Corp. (WV)
First Brandywine Investment Corp. II (DE)	Toll MD Builder Corp. (MD)	Toll YL, Inc. (CA)
First Brandywine Investment Corp. IV (DE)	Toll MI GP Corp. (MI)	51 N. 8th Street L.P. (NY)
First Huntingdon Finance Corp. (DE)	Toll Mid-Atlantic LP Company, Inc. (DE)	Audubon Ridge, L.P. (PA)
Franklin Farms G.P., Inc. (DE)	Toll Mid-Atlantic Note Company, Inc. (DE)	Belmont Land, L.P. (VA)
HQZ Acquisitions, Inc. (MI)	Toll Midwest Note Company, Inc.(DE)	Binks Estates Limited Partnership (FL)
MA Limited Land Corporation (DE)	Toll MN GP Corp. (MN)	Blue Bell Country Club, L.P. (PA)
SH Homes Corporation (MI)	Toll NC GP Corp. (NC)	Broad Run Associates, L.P. (PA)
SI Investment Corporation (MI)	Toll NH GP Corp. (NH)	CC Estates Limited Partnership (MA)
TB Proprietary Corp. (DE)	Toll NJX-I Corp. (DE)	Cold Spring Hunt, L.P. (PA)
Tenby Hunt, Inc. (DE)	Toll Northeast LP Company, Inc. (DE)	Dominion Country Club, L.P. (VA)
The Silverman Building Companies, Inc. (MI)	Toll Northeast Note Company, Inc. (DE)	Estates at Princeton Junction, L.P. (NJ)
Toll Architecture I, P.A. (DE)	Toll Northeast Services, Inc. (DE)	Estates at Rivers Edge, L.P. (NJ)
Toll Architecture, Inc. (DE)	Toll NV GP Corp. (NV)	Fairfax Investment, L.P. (VA)
Toll AZ GP Corp. (DE)	Toll OH GP Corp. (OH)	Farmwell Hunt, L.P. (VA)
Toll Bros. of Arizona, Inc. (AZ)	Toll PA Builder Corp. (PA)	First Brandywine Partners, L.P. (DE)
Toll Bros. of North Carolina II, Inc. (NC)	Toll PA GP Corp. (PA)	Great Falls Hunt, L.P. (VA)
Toll Bros. of North Carolina III, Inc. (NC)	Toll PA II GP Corp. (PA)	Greenwich Chase, L.P. (NJ)
Toll Bros. of North Carolina, Inc. (NC)	Toll PA III GP Corp. (PA)	Hoboken Land LP (NJ)
Toll Bros., Inc. (DE)	Toll Palmetto Corp. (DE)	Hockessin Chase, L.P. (DE)
Toll Bros., Inc. (PA)	Toll Peppertree, Inc. (NY)	Huckins Farm Limited Partnership (MA)
Toll Bros., Inc. (TX)	Toll Realty Holdings Corp. I (DE)	Laurel Creek, L.P. (NJ)
Toll Brothers AZ Construction Company (AZ)	Toll Realty Holdings Corp. II (DE)	Loudoun Valley Associates, L.P. (VA)
Toll Brothers Real Estate, Inc. (PA)	Toll RI GP Corp. (RI)	NC Country Club Estates Limited Partnership (NC)
Toll Buckeye Corp. (DE)	Toll SC GP Corp. (SC)	Toll NJ, L.P. (NJ)
Toll CA GP Corp. (CA)	Toll Southeast LP Company, Inc. (DE)	Toll Northville Limited Partnership (MI)
Toll Centennial Corp. (DE)	Toll Southeast Note Company, Inc. (DE)	Toll NV Limited Partnership (NV)
Toll CO GP Corp. (CO)	Toll Southwest Note Company, Inc. (DE)	Toll NY LP (NY)
Toll Corp. (DE)	Toll TN GP Corp. (TN)	Toll NY II L.P. (NY)
Toll Development Company, Inc. (MI)	Toll TX GP Corp. (DE)	Toll NY III L.P. (NY)
Toll Diamond Corp. (DE)	Toll Estero Limited Partnership (FL)	Toll NY IV L.P. (NY)
Toll FL GP Corp. (FL)	Toll FL II Limited Partnership (FL)	Toll Orlando Limited Partnership (FL)
Toll GA GP Corp. (GA)	Toll FL III Limited Partnership (FL)	Toll PA II, L.P. (PA)
Toll Golden Corp. (DE)	Toll FL IV Limited Partnership (FL)	Toll PA III, L.P. (PA)
Toll Granite Corp. (DE)	Toll FL Limited Partnership (FL)	Toll PA IV, L.P. (PA)
Toll Holdings, Inc. (DE)	Toll FL V Limited Partnership (FL)	Toll PA IX, L.P. (PA)
Toll IL GP Corp. (IL)	Toll FL VI Limited Partnership (FL)	Toll PA V, L.P. (PA)
Silverman-Toll Limited Partnership (MI)	Toll FL VII Limited Partnership (FL)	Toll PA VI, L.P. (PA)
eag;Sorrento at Dublin Ranch I LP (CA)	Toll FL VIII Limited Partnership (FL)	Toll PA VIII, L.P. (PA)
Sorrento at Dublin Ranch III LP (CA)	Toll FL X Limited Partnership (FL)	Toll PA X, L.P. (PA)
South Riding, L.P. (VA)	Toll Ft. Myers Limited Partnership (FL)	Toll PA XI, L.P. (PA)
South Riding Amberlea LP (VA)	Toll GA LP (GA)	Toll PA XII, L.P. (PA)
South Riding Partners Amberlea LP (VA)	Toll Grove LP (NJ)	Toll PA XIII, L.P. (PA)
South Riding Partners, L.P. (VA)	Toll Hudson LP (NJ)	Toll PA XIV , L.P. (PA)
Southport Landing Limited Partnership (CT)	Toll IL HWCC, L.P. (IL)	Toll PA XV, L.P. (PA)
Springton Pointe, L.P. (PA)	Toll IL II, L.P. (IL)	Toll PA, L.P. (PA)
Stone Mill Estates, L.P. (PA)	Toll IL III, L.P. (IL)	Toll Realty Holdings LP (DE)
Swedesford Chase, L.P. (PA)	Toll IL IV, L.P. (IL)	Toll RI II, L.P. (RI)
TBI/Naples Limited Partnership (FL)	Toll IL WSB, L.P. (IL)	Toll RI, L.P. (RI)
TBI/Palm Beach Limited Partnership (FL)	Toll IL, L.P. (IL)	Toll SC II, L.P. (SC)
The Bird Estate Limited Partnership (MA)	Toll Jacksonville Limited Partnership (FL)	Toll SC III, L.P. (SC)
The Estates at Brooke Manor Limited Partnership (MD)	Toll Land IV Limited Partnership (NJ)	Toll SC IV, L.P. (SC)
Toll at Brier Creek Limited Partnership (NC)	Toll Land IX Limited Partnership (VA)	Toll SC, L.P. (SC)

Toll at Honey Creek Limited Partnership (MI)	Toll Land V Limited Partnership (NY)	Toll Stonebrae LP (CA)
Toll at Westlake, L.P. (NJ)	Toll Land VI Limited Partnership (NY)	Toll VA II, L.P. (VA)
Toll at Whippoorwill, L.P. (NY)	Toll Land X Limited Partnership (VA)	Toll VA III, L.P. (VA)
Toll Brooklyn L.P. (NY)	Toll Land XI Limited Partnership (NJ)	Toll VA IV, L.P. (VA)
Toll Brothers AZ Limited Partnership (AZ)	Toll Land XIV Limited Partnership (NY)	Toll VA V, L.P. (VA)
Toll CA II, L.P. (CA)	Toll Land XIX Limited Partnership (CA)	Toll VA VI, L.P. (VA)
Toll CA III, L.P. (CA)	Toll Land XV Limited Partnership (VA)	Toll VA VII, L.P. (VA)
Toll CA IV, L.P. (CA)	Toll Land XVI Limited Partnership (NJ)	Toll VA, L.P. (VA)
Toll CA V, L.P. (CA)	Toll Land XVIII Limited Partnership (CT)	Toll WA LP (WA)
Toll CA VI, L.P. (CA)	Toll Land XX Limited Partnership (CA)	Toll WV LP (WV)
Toll CA VII, L.P. (CA)	Toll Land XXI Limited Partnership (VA)	Toll YL II, L.P. (CA)
Toll CA VIII, L.P. (CA)	Toll Land XXII Limited Partnership (CA)	Toll YL, L.P. (CA)
Toll CA IX, L.P. (CA)	Toll Land XXIII Limited Partnership (CA)	Toll-Dublin L.P. (CA)
Toll CA X, L.P. (CA)	Toll Land XXV Limited Partnership (NJ)	Village Partners, L.P. (PA)
Toll CA XI, L.P. (CA)	Toll Land XXVI Limited Partnership (OH)	West Amwell Limited Partnership (NJ)
Toll CA XII, L.P. (CA)	Toll Livingston at Naples Limited Partnership (FL)	Wilson Concord, L.P. (TN)
Toll CA XIX, L.P. (CA)	Toll MA Land Limited Partnership (MA)	110-112 Third Ave. GC II LLC (NY)
Toll CA, L.P. (CA)	Toll MD Builder I, L.P. (MD)	110-112 Third Ave. GC LLC (NY)
Toll CO, L.P. (CO)	Toll MD Limited Partnership (MD)	1450 Washington LLC (NJ)
Toll CT Limited Partnership (CT)	Toll MD V Limited Partnership (MD)	1500 Garden St. LLC (NJ)
Toll CT II Limited Partnership (CT)	Toll MD VI Limited Partnership (MD)	2301 Fallston Road LLC (MD)
Toll CT III Limited Partnership (CT)	Toll MD VII Limited Partnership (MD)	5-01 — 5-17 48th Avenue GC II LLC (NY)
Toll DE LP (DE)	Toll MD II Limited Partnership (MD)	5-01 — 5-17 48th Avenue GC LLC (NY)
Toll DE II LP (DE)	Toll MD III Limited Partnership (MD)	5-01 — 5-17 48th Avenue II LLC (NY)
C.B.A.Z. Holding Company LLC (DE)	Toll MD IV Limited Partnership (MD)	5-01 — 5-17 48th Avenue LLC (NY)
Component Systems I LLC (DE)	Toll MD IX Limited Partnership (MD)	51 N. 8th Street GC II LLC (NY)
Component Systems II LLC (DE)	Toll MD VIII Limited Partnership (MD)	51 N. 8th Street GC LLC (NY)
CWG Construction Company LLC (NJ)	Toll MD X Limited Partnership (MD)	51 N. 8th Street I LLC (NY)
Dominion Valley Country Club I LLC (VA)	Toll MD XI Limited Partnership (MD)	700 Grove Street Urban Renewal, LLC (NJ)
Dominion Valley Country Club II LLC (VA)	Toll MI II Limited Partnership (MI)	Arbor Hills Development LLC (MI)
First Brandywine LLC I (DE)	Toll MI III Limited Partnership (MI)	Arthur’s Woods, LLC (MD)
First Brandywine LLC II (DE)	Toll MI IV Limited Partnership (MI)	Belmont Country Club I LLC (VA)
First Brandywine LLC III (DE)	Toll MI Limited Partnership (MI)	Belmont Country Club II LLC (VA)
First Brandywine LLC IV (DE)	Toll MI V Limited Partnership (MI)	Block 255 LLC (NJ)
Frenchman’s Reserve Realty, LLC (FL)	Toll MN II, L.P. (MN)	Brier Creek Country Club I LLC (NC)
Hatboro Road Associates LLC (PA)	Toll MN, L.P. (MN)	Brier Creek Country Club II LLC (NC)
Hawthorn Woods Country Club II LLC (IL)	Toll Naval Associates (PA)	C.B.A.Z. Construction Company LLC (AZ)
Hoboken Cove LLC (NJ)	Toll NC, L.P. (NC)	Golf I Country Club Estates at Moorpark LLC (CA)
Hoboken Land I LLC (DE)	Toll NC II LP (NC)	Golf II Country Club Estates at Moorpark LLC (CA)
Jacksonville TBI Realty LLC (FL)	Toll NC III LP (NC)	Paramount Village LLC (CA)
Lighthouse Point Land Company, LLC (FL)	Toll NH Limited Partnership (NH)	Toll MD III LLC (MD)
Long Meadows TBI, LLC (MD)	Toll NJ Builder I, L.P. (NJ)	Toll MD IV LLC (MD)
Longmeadow Properties LLC (MD)	Toll NJ II, L.P. (NJ)	Toll NC Note II LLC
Martinsburg Ventures, L.L.C. (VA)	Toll NJ III, L.P. (NJ)	Toll Realty L.L.C.
Mizner Realty, L.L.C. (FL)	Toll NJ IV, L.P. (NJ)	Greens at Waynesborough, L.P. (PA)
Naples TBI Realty, LLC (FL)	Toll NJ V, L.P. (NJ)
Orlando TBI Realty LLC (FL)	Toll NJ VI, L.P. (NJ)
Phillips Drive LLC (MD)	Toll NJ VII, L.P. (NJ)
Prince William Land I LLC (VA)	Toll NJ VIII, L.P. (NJ)
Prince William Land II LLC (VA)	Toll NJ XI, L.P. (NJ)
PT Maxwell Holdings, LLC ((NJ)	Toll Jupiter LLC (FL)
PT Maxwell, L.L.C. (NJ)	Toll MA I LLC (MA)
Regency at Denville LLC (NJ)	Toll MA II LLC (MA)
Regency at Dominion Valley LLC (VA)	Toll MD I, L.L.C. (MD)
Regency at Long Valley I LLC (NJ)	Toll MD II LLC (MD)
Regency at Long Valley II LLC (NJ)	Toll Midwest LLC (DE)
Regency at Mansfield I LLC (NJ)	Toll Morgan Street LLC (DE)
Regency at Mansfield II LLC (NJ)	Toll NC I LLC (NC)
Regency at Washington I LLC (NJ)	Toll NC Note LLC (NC)
Regency at Washington II LLC (NJ)	Toll NC IV LLC (NC)
South Riding Realty LLC (VA)	Toll NJ I, L.L.C. (NJ)
SR Amberlea LLC (VA)	Toll NJ II, L.L.C. (NJ)
SRLP II LLC (VA)	Toll NJ III, LLC (NJ)
Tampa TBI Realty LLC (FL)	Toll North LV LLC (NV)

TB Kent Partners LLC (DE)	Toll North Reno LLC (NV)
The Regency Golf Club I LLC (VA)	Toll NV Holdings LLC (NV)
The Regency Golf Club II LLC (VA)	Toll San Antonio TX LLC (TX)
The Ridges at Belmont Country Club I LLC (VA)	Toll South LV LLC (NV)
The Ridges at Belmont Country Club II LLC (VA)	Toll South Reno LLC (NV)
Toll Austin TX LLC (TX)	Toll Southwest LLC (DE)
Toll CA I LLC (CA)	Toll Stratford LLC (VA)
Toll CA Note II LLC (CA)	Toll TX Note LLC (TX)
Toll Cedar Hunt LLC (VA)	Toll VA III L.L.C. (VA)
Toll CO I LLC (CO)	Toll VA L.L.C. (DE)
Toll Corners LLC (DE)	Toll Van Wyck, LLC (NY)
Toll Dallas TX LLC (TX)	Toll Vanderbilt I LLC (RI)
Toll EB, LLC (DE)	Toll Vanderbilt II LLC (RI)
Toll Equipment, L.L.C. (DE)	Toll-Dublin, LLC (CA)
Toll FL I, LLC (FL)	Toll West Coast LLC (DE)
Toll FL IV LLC (FL)	Vanderbilt Capital LLC (RI)
Toll Glastonbury LLC (CT)	Virginia Construction Co. I, LLC (VA)
Toll Henderson LLC (NV)	Virginia Construction Co. II, LLC (VA)
Toll Hoboken LLC (DE)
Toll Houston TX LLC (TX)
Toll IN LLC (IN)
Toll Land VII LLC (NY)
Toll Lexington LLC (NY)